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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF VIRBAC CORPORATION

           NAME                         STATE OF INCORPORATION           PERCENTAGE OF VOTING POWER
Delmarva Laboratories, Inc.                   Virginia                             100%
PM Resources, Inc.                            Missouri                             100%
St. Jon Laboratories, Inc.                    California                           100%
Virbac AH, Inc.                               Delaware                             100%
Francodex Laboratories, Inc.                  Kansas                               100%